Exhibit 99.2

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands, except shares and per share data)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$101,666	$98,584
Short-term investments	—	17,914
Accounts receivable, net	189,952	168,783
Inventories	67,498	65,406
Prepaids and other current assets	11,952	16,375

Total current assets	371,068	367,062
Property and equipment, net	442,963	425,313
Intangible assets, net	1,915,002	1,920,880
Goodwill	706,615	706,615
Other assets, net	63,382	72,329

Total assets	$3,499,030	$3,492,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt and lease obligations payable within one year	$4,176	$3,917
Tax receivable agreement payments payable within one year	11,200	12,600
Accounts payable	91,771	85,667
Customer trade allowances	66,058	62,194
Accrued expenses and other current liabilities	33,679	59,933

Total current liabilities	206,884	224,311
Long-term debt and lease obligations	998,226	999,089
Tax receivable agreement obligations	123,134	123,092
Deferred tax liability	353,376	347,030
Other long-term liabilities	1,623	1,593

Total liabilities	1,683,243	1,695,115

Commitments and Contingencies (Note 9)
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 143,099,217 shares issued and 133,005,487 shares outstanding as of March 31, 2023 and 142,650,344 shares issued and 133,117,224 shares outstanding as of December 31, 2022	14	14
Additional paid in capital	1,311,291	1,311,629
Accumulated other comprehensive income	29,499	35,078
Retained earnings	677,884	639,595
Treasury stock	(202,901)	(189,232)

Stockholders’ equity	1,815,787	1,797,084

Total liabilities and stockholders’ equity	$3,499,030	$3,492,199

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net revenue	$345,403	$332,051
Cost of goods sold	224,686	216,427

Gross profit	120,717	115,624

Operating costs and expenses:
Advertising and marketing	13,899	11,950
Selling	10,649	9,777
General and administrative	28,198	29,672
Amortization of customer relationships	5,878	5,878

Total operating costs and expenses	58,624	57,277

Operating income	62,093	58,347
Other expense
Interest expense, net	10,185	9,666
Other expense	181	436

Total other expense	10,366	10,102

Income before income taxes	51,727	48,245
Income tax expense	13,438	13,687

Net income	$38,289	$34,558

Earnings per Class A share:
Basic	$0.29	$0.25
Diluted	$0.28	$0.25
Weighted-average shares outstanding:
Basic	133,551,603	138,602,451
Diluted	134,553,122	139,565,136

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net income	$38,289	$34,558
Other comprehensive income:
Unrealized gain (loss) on interest rate swap and foreign currency contracts designated as a cash flow hedge	(3,013)	23,656
Reclassification into net income	(4,532)	1,062
Income tax benefit (expense)	1,966	(6,492)

Comprehensive income	$32,710	$52,784

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited, amounts in thousands)

	Class A Voting Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Treasury Stock		Total Stockholders’ Equity
	Shares	Amount				Shares	Amount
Balance–December 31, 2022	133,117	$14	$1,311,629	$35,078	$639,595	9,533	$(189,232)	$1,797,084
Comprehensive income	—	—	—	(5,579)	38,289	—	—	32,710
Share-based compensation	324	—	3,011	—	—	—	—	3,011
Exercise of employee stock options	125	—	2,112	—	—	—	—	2,112
Payment of taxes for employee stock awards	—	—	(5,461)	—	—	—	—	(5,461)
Repurchase of common stock	(561)	—	—	—	—	561	(13,669)	(13,669)

Balance–March 31, 2023	133,005	$14	$1,311,291	$29,499	$677,884	10,094	$(202,901)	$1,815,787

	Class A Voting Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Treasury Stock		Total Stockholders’ Equity
	Shares	Amount				Shares	Amount
Balance–December 31, 2021	138,279	$14	$1,303,254	$(506)	$475,400	3,753	$(59,172)	$1,718,990
Comprehensive income	—	—	—	18,226	34,558	—	—	52,784
Share-based compensation	350	—	2,339	—	—	—	—	2,339
Exercise of employee stock options	105	—	1,662	—	—	—	—	1,662
Payment of taxes for employee stock awards	—	—	(5,216)	—	—	—	—	(5,216)
Repurchase of common stock	(459)	—	—	—	—	459	(9,680)	(9,680)

Balance–March 31, 2022	138,275	$14	$1,302,039	$17,720	$509,958	4,212	$(68,852)	$1,760,879

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2023	March 31, 2022
Operating activities
Net income	$38,289	$34,558
Depreciation and amortization	15,327	13,297
Debt discount amortization	264	308
Unrealized foreign exchange losses	52	317
Non-cash lease expense	73	125
Share-based compensation	3,011	2,339
Realized and unrealized gains on short-term investments	(86)	—
Deferred taxes	8,312	7,322
Change in operating assets and liabilities:
Accounts receivable	(21,167)	(44,848)
Inventories	(2,092)	(7,054)
Prepaids and other current assets	5,092	3,735
Accounts payable and accrued expenses	(23,016)	10,866
Customer trade allowances	3,869	10,561

Net cash provided by operating activities	27,928	31,526

Investing activities
Purchases of property and equipment	(23,463)	(23,034)
Proceeds from maturity of short-term investments	18,000	—
Acquisition and development of software assets	(964)	(1,825)

Net cash used in investing activities	(6,427)	(24,859)

Financing activities
Repayments of long-term debt and lease obligations	—	(2,792)
Repurchase of common stock	(13,669)	(9,680)
Tax payments related to issuance of shares to employees	(5,461)	(5,216)
Cash received from exercise of options and warrants	2,112	1,662
Payments on tax receivable agreement	(1,358)	(1,443)

Net cash used in financing activities	(18,376)	(17,469)

Effect of exchange rate changes on cash and cash equivalents	(43)	74

Net increase (decrease) in cash and cash equivalents	3,082	(10,728)

Cash and cash equivalents at beginning of period	98,584	249,159

Cash and cash equivalents at end of period	$101,666	$238,431

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest, net of amounts capitalized	$10,096	$9,678
Net taxes paid (refunded)	$6,416	$(514)
Supplemental disclosure of non-cash investing:
Accrued capital expenditures	$11,778	$5,433

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Description of Business

Hostess Brands, Inc. is a Delaware corporation headquartered in Lenexa, Kansas. The condensed consolidated financial statements include the accounts of Hostess Brands, Inc. and its subsidiaries (collectively, the “Company”). The Company is a leading sweet snacks company focused on developing, manufacturing, marketing, selling and distributing snacks in North America primarily under the Hostess® and Voortman® brands. The Company produces a variety of new and classic treats including iconic Hostess® Donettes®, Twinkies®, CupCakes, Ding Dongs® and Zingers®, as well as a variety of Voortman® branded cookies and wafers. The Hostess® brand dates back to 1919 when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930.

Basis of Presentation

The Company’s operations are conducted through wholly-owned operating subsidiaries. The condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The results of operations for any quarter or a partial fiscal year period are not necessarily indicative of the results to be expected for other periods or the full fiscal year. For the periods presented, the Company has one reportable segment.

Adoption of New Accounting Standards

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides practical expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The expedients and exceptions provided by the amendments in this update apply only to contracts, hedging relationships, and other transactions that reference the London Inter-Bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued as a result of reference rate reform. In December 2022, the FASB issued ASU No 2022-06, “Reference Rate Reform (Topic 848)—Deferral of the Sunset Date of Topic 848”, which extends the optional transition relief to ease the potential burden in accounting for reference rate reform on financial reporting. The transition relief is provided through December 31, 2024 based on the expectation that the London Interbank Offered Rate (LIBOR) will cease to be published as of June 30, 2023. The Company is evaluating the impact the new standard will have on the consolidated financial statements and related disclosures but does not anticipate a material impact.

Principles of Consolidation

All intercompany balances and transactions related to activity between the Company and its wholly-owned subsidiaries have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and for the reported amounts of revenues and expenses during the reporting period.

Accounts Receivable

Accounts receivable represents amounts invoiced to customers for performance obligations which have been satisfied. As of March 31, 2023 and December 31, 2022, the Company’s accounts receivable were $190.0 million and $168.8 million, respectively, which have been reduced by an allowance for damages occurring during shipment, quality claims and doubtful accounts in the amount of $5.8 million for both periods ended March 31, 2023 and December 31, 2022.

Inventories

Inventories are stated at the lower of cost or net-realizable value on a first-in first-out basis. Abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) are expensed in the period they are incurred.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The components of inventories are as follows:

(In thousands)	March 31, 2023	December 31, 2022
Ingredients and packaging	$33,459	$35,410
Finished goods	31,253	26,133
Inventory in transit to customers	2,786	3,863

	$67,498	$65,406

Capitalized Interest

The Company capitalizes a portion of the interest on its term loan (see Note 4. Debt and Lease Obligations) related to certain property and equipment during its construction period. The capitalized interest is recorded as part of the asset to which it relates and depreciated over the asset’s estimated useful life. The Company capitalized interest of $1.7 million during the three months ended March 31, 2023. No interest was capitalized during the three months ended March 31, 2022. Capitalized interest is included in property and equipment, net on the condensed consolidated balance sheets.

Software Costs

Capitalized software is included in other assets on the condensed consolidated balance sheets in the amount of $21.0 million and $21.4 million, net of accumulated amortization of $24.0 million and $22.6 million as of March 31, 2023 and December 31, 2022, respectively. Capitalized software costs are amortized over their estimated useful life of up to five years commencing when such assets are ready for their intended use. Software amortization expense included in general and administrative expense on the condensed consolidated statements of operations was $1.4 million for the three months ended March 31, 2023, compared to $1.0 million for the three months ended March 31, 2022, respectively.

Disaggregation of Revenue

Net revenue consists of sales of packaged food products primarily within the Sweet Baked Goods (“SBG”) category in the United States, as well as in the Cookie category in the United States and Canada.

The following tables disaggregate revenue by geographical market and category.

	Three Months Ended March 31, 2023
(In thousands)	Sweet Baked Goods	Cookies	Total
United States	$308,430	$32,714	$341,144
Canada	—	4,259	4,259

	$308,430	$36,973	$345,403

	Three Months Ended March 31, 2022
(In thousands)	Sweet Baked Goods	Cookies	Total
United States	$296,372	$30,916	$327,288
Canada	—	4,763	4,763

	$296,372	$35,679	$332,051

Concentrations

The Company had one customer (together with its affiliates) that accounted for 18.3% and 20.7% of total net revenue for the three months ended March 31, 2023 and 2022, respectively.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Property and Equipment

Property and equipment consists of the following:

(In thousands)	March 31, 2023	December 31, 2022
Land and buildings	$81,631	$81,405
Right of use assets, operating	32,170	32,170
Machinery and equipment	328,110	315,149
Construction in progress	130,607	118,679

	572,518	547,403
Less accumulated depreciation and amortization	(129,555)	(122,090)

	$442,963	$425,313

Depreciation expense was $8.0 million and $6.4 million for the three months ended March 31, 2023 and 2022, respectively.

3. Accrued Expenses and Other Current Liabilities

Included in accrued expenses and other current liabilities are the following:

(In thousands)	March 31, 2023	December 31, 2022
Payroll, vacation and other compensation	$8,812	$6,195
Accrued interest	7,820	7,850
Incentive compensation	5,232	29,045
Other	11,815	16,843

	$33,679	$59,933

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. Debt and Lease Obligations

A summary of the carrying value of the debt and lease obligations are as follows:

(In thousands)	March 31, 2023	December 31, 2022
Term loan (7.1% as of March 31, 2023)
Principal	$983,221	$983,221
Unamortized debt premium and issuance costs	(2,323)	(2,563)

	980,898	980,658
Lease obligations	21,504	22,348

Total debt and lease obligations	1,002,402	1,003,006
Less: Current portion of long term debt and lease obligations	(4,176)	(3,917)

Long-term portion	$998,226	$999,089

At March 31, 2023, there are no principal payments due under the Company’s aggregate term loans until maturity on August 3, 2025.

Including the impact of the interest rate swap contracts, at March 31, 2023, the Company’s aggregate term loans had an effective interest rate of 4.8%.

Leases

The Company has entered into operating leases for certain properties that expire at various times through 2030. The Company determines if an arrangement is a lease at inception.

At March 31, 2023 and December 31, 2022, right of use assets related to operating leases are included in property and equipment, net on the condensed consolidated balance sheets (see Note 2. Property and Equipment). As of March 31, 2023 and December 31, 2022, the Company had no outstanding financing leases. Lease liabilities for operating leases are included in the current and non-current portions of long-term debt and lease obligations on the condensed consolidated balance sheets.

The table below shows the composition of lease expense:

	Three Months Ended
(In thousands)	March 31, 2023	March 31, 2022
Operating lease expense	$1,663	$1,603
Short-term lease expense	505	373
Variable lease expense	402	382

	$2,570	$2,358

5. Derivative Instruments

Interest Rate Swap and Foreign Currency Contracts

The Company entered into interest rate swap contracts with counterparties to make a series of payments based on fixed rates ranging from 1.11% to 2.06% and receive a series of payments based on the greater of LIBOR or 0.75%. Both the fixed and floating payment streams are based on the March 31, 2023 notional amount of $700 million, outstanding through the maturity date of the term loan in August 2025. The Company entered into these transactions to reduce its exposure to changes in cash flows associated with its variable rate debt and has designated these derivatives as cash flow hedges. At March 31, 2023, the interest on the Company’s variable rate debt hedged by these contracts is effectively fixed at rates ranging from 3.36% to 4.31%, which includes the term loan margin of 2.25%.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

To reduce the effect of fluctuations in Canadian dollar (“CAD”) denominated expenses relative to their U.S. dollar equivalents originating from its Canadian operations, the Company entered into CAD purchase contracts. The contracts provide for the Company to sell a total of $3.2 million USD for $4.1 million CAD at varying defined settlement dates through June 2023. The Company has designated these contracts as cash flow hedges.

A summary of the fair value of interest rate and foreign currency instruments is as follows:

(In thousands)		March 31, 2023	December 31, 2022
Asset derivatives	Location
Interest rate swap contracts (1)	Other non-current assets	$40,087	$48,539

Liability derivatives	Location
Foreign currency contracts (2)	Accrued expenses	$183	$423

(1)

The fair values of interest rate swap contracts are measured on a recurring basis by netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on the expectation of future interest rates (forward curves) derived from observed market interest rate curves (Level 2).

(2)	The fair values of foreign currency contracts are measured at each reporting period by comparison to available market information on similar contracts (Level 2).

A summary of the gains and losses related to interest rate and foreign currency instruments on the condensed consolidated statements of operations is as follows:

		Three Months Ended
(In thousands)		March 31, 2023	March 31, 2022
(Gain ) Loss on derivative contracts designated as cash flow hedges	Location
Interest rate swap contracts	Interest expense, net	$(4,672)	$1,062
Foreign currency contracts	Cost of goods sold	140	—

		$(4,532)	$1,062

6. Earnings per Share

Basic earnings per share is calculated by dividing net income for the period by the weighted average number of shares of Class A common stock outstanding for the period excluding non-vested share-based awards. In computing diluted earnings per share, basic earnings per share is adjusted for the assumed issuance of all applicable potentially dilutive share-based awards, including restricted stock units (“RSUs”), stock options and Employee Stock Purchase Plan (“ESPP”) awards.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Below are basic and diluted net income per share:

	Three Months Ended
	March 31, 2023	March 31, 2022
Numerator:
Net income (in thousands)	$38,289	$34,558

Denominator:
Weighted-average Class A shares outstanding—basic	133,551,603	138,602,451
Dilutive effect of RSUs	499,273	484,295
Dilutive effect of stock options and ESPP awards	502,246	478,390

Weighted-average shares outstanding—diluted	134,553,122	139,565,136

Net income per Class A share—basic	$0.29	$0.25

Net income per Class A share—diluted	$0.28	$0.25

7. Income Taxes

The Company is subject to U.S. federal, state and local income taxes as well as Canadian income tax on its controlled foreign subsidiary. The income tax provision is determined based on the estimated full year effective tax rate, adjusted for infrequent or unusual items, which are recognized on a discrete basis in the period they occur. The Company’s estimated annual effective tax rate is 27% prior to taking into account any discrete items.

8. Tax Receivable Agreement Obligations

The following table summarizes activity related to the tax receivable agreement for the three months ended March 31, 2023:

(In thousands)
Balance December 31, 2022	$135,692
Payments	(1,358)

Balance March 31, 2023	$134,334

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Commitments and Contingencies

Liabilities related to legal proceedings are recorded when it is probable that a liability has been incurred and the associated amount can be reasonably estimated. Where the estimated amount of loss is within a range of amounts and no amount within the range is a better estimate than any other amount, the minimum amount is accrued. As additional information becomes available, potential liabilities are reassessed and the estimates revised, if necessary. Any accrued liabilities are subject to change in the future based on new developments in each matter, or changes in circumstances, which could have a material effect on the Company’s financial condition and results of operations.

In December 2020, the Company asserted claims for indemnification against the sellers under the terms of the Share Purchase Agreement pursuant to which the Company acquired Voortman (the “Agreement”) for damages arising out of alleged breaches by the sellers of certain representations, warranties and covenants contained in such agreement relating to periods prior to the closing of the acquisition. The Company also submitted claims relating to these alleged breaches under the representation and warranty insurance policy (“RWI”) it purchased in connection with the acquisition. In the third quarter of 2022, the RWI insurers paid the Company $42.5 million CAD (the RWI coverage limit) (the “Proceeds”) related to these breaches. Per agreement with the RWI insurers, under no circumstances will the Company be required to return the Proceeds.

On November 3, 2022, pursuant to the agreement with the RWI insurer, Voortman brought claims in the Ontario (Canada) Superior Court of Justice (the “Claim”), related to the breaches against certain of the sellers from whom Voortman was acquired. The Claim alleges the seller defendants made certain non-disclosures and misrepresentations to induce the Company to overpay for Voortman. The Company is seeking damages of $109 million CAD representing the amount of the aggregate liability of the sellers for indemnification under the Agreement, $5.0 million CAD in punitive or aggravated damages, interest, proceedings fees and any other relief the presiding court deems appropriate. A portion of any recovery will be shared with the RWI insurers. Although the Company strongly believes that its Claim against the sellers is meritorious, no assurance can be given as to whether the Company will recover all, or any part, of the amounts it is pursuing.